Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that she or it knows or has reason to believe that such information is inaccurate.

Date: November 5, 2024
ARB IOT Limited

	By:	/s/ Norasekein Binti Hassan @ Wari
	Name:	Norasekein Binti Hassan @ Wari
	Title:	Director

ARB Holdings Sdn Bhd

	By:	/s/ Norasekein Binti Hassan @ Wari
	Name:	Norasekein Binti Hassan @ Wari
	Title:	Director

CAHAYA FANTASI SDN BHD

	By:	/s/ Norasekein Binti Hassan @ Wari
	Name:	Norasekein Binti Hassan @ Wari
	Title:	Director

/s/ Norasekein Binti Hassan @ Wari
Norasekein Binti Hassan @ Wari